                                                                    EXHIBIT 10.P


                               EL PASO CORPORATION

                          2004 KEY EXECUTIVE SEVERANCE
                                 PROTECTION PLAN















                          EFFECTIVE AS OF MARCH 9, 2004

                                TABLE OF CONTENTS



SECTION 1     ESTABLISHMENT OF PLAN..............................................................................1

SECTION 2    DEFINITIONS.........................................................................................1
         2.1      Base Salary....................................................................................1
         2.2      Benefits Protection Trust......................................................................1
         2.3      Board    ......................................................................................1
         2.4      Bonus Amount...................................................................................2
         2.5      Cause    ......................................................................................2
         2.6      Change in Control..............................................................................2
         2.7      Company  ......................................................................................4
         2.8      Effective Date.................................................................................4
         2.9      Employer.......................................................................................5
         2.10     Executive Employee.............................................................................5
         2.11     Good Reason....................................................................................5
         2.12     Notice of Termination..........................................................................6
         2.13     Operating Companies............................................................................6
         2.14     Participant....................................................................................6
         2.15     Permanent Disability...........................................................................6
         2.16     Plan     ......................................................................................6
         2.17     Severance Benefit..............................................................................6

SECTION 3         ELIGIBILITY....................................................................................6
         3.1      Participation..................................................................................6
         3.2      Duration of Participation......................................................................7

SECTION 4         SEVERANCE BENEFITS.............................................................................7
         4.1      Right to Severance Benefit.....................................................................7
         4.2      Amount of Severance Benefit....................................................................8

SECTION 5         TERMINATION OF EMPLOYMENT......................................................................9
         5.1      Written Notice Required........................................................................9
         5.2      Termination Date...............................................................................9

SECTION 6         ADDITIONAL PAYMENTS BY THE COMPANY............................................................10
         6.1      Gross-Up Payment..............................................................................10
         6.2      Determination By Accountant...................................................................10
         6.3      Notification Required.........................................................................11
         6.4      Repayment.....................................................................................12

SECTION 7         SUCCESSORS TO COMPANY.........................................................................12
         7.1      Successors....................................................................................12
         7.2      Sale of Operating Companies...................................................................13

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El Paso Corporation                   - i -                    Table of Contents
2004 Key Executive Severance Protection Plan

SECTION 8         AMENDMENT AND PLAN TERMINATION................................................................13
         8.1      Amendment and Termination.....................................................................13
         8.2      Form of Amendment.............................................................................14

SECTION 9         MISCELLANEOUS.................................................................................14
         9.1      Indemnification...............................................................................14
         9.2      Employment Status.............................................................................14
         9.3      Validity and Severability.....................................................................14
         9.4      Governing Law; Choice of Forum................................................................15
         9.5      Payment to Benefits Protection Trust..........................................................15

APPENDIX I                 .....................................................................................16

APPENDIX II                .....................................................................................17


--------------------------------------------------------------------------------
El Paso Corporation                   - ii -                   Table of Contents
2004 Key Executive Severance Protection Plan

                               EL PASO CORPORATION
                  2004 KEY EXECUTIVE SEVERANCE PROTECTION PLAN

                          EFFECTIVE AS OF MARCH 9, 2004

         WHEREAS, the Board of Directors of El Paso Corporation recognizes that the threat of a change in ownership or control of the Company may occur which can result in significant distractions of its key executive personnel because of the uncertainties inherent in such a situation; and

         WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of its key executive personnel in the event of a threat of a Change in Control of the Company and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security.

         NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                         SECTION 1 ESTABLISHMENT OF PLAN

         As of the Effective Date, the Company hereby establishes a severance compensation plan known as the El Paso Corporation 2004 Key Executive Severance Protection Plan as set forth in this document.

                              SECTION 2 DEFINITIONS

         As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

2.1 BASE SALARY

         As to any Participant the amount that the Participant is entitled to receive as wages or salary from his or her Employer on an annualized basis, as in effect immediately prior to a Change in Control or, if greater, at any time following the Change in Control.

2.2 BENEFITS PROTECTION TRUST

         The El Paso Corporation Benefits Protection Trust.

2.3 BOARD

         The Board of Directors of the Company.

2.4 BONUS AMOUNT

         The term "Bonus Amount" shall mean, as to any Participant, an amount equal to the Participant's target bonus opportunity that becomes payable to the Participant in the event of a "qualifying change in control" under the Company's 2001 Omnibus Incentive Compensation Plan (or under the same or similar terms of any successor bonus plan or program thereto) for the fiscal year in which a Change in Control occurs, determined as if the Participant had continued in employment until the end of such fiscal year and as if the Company and the Participant had fully met all performance targets and goals (if applicable) for such year, but excluding any single or one time "spot" award.

2.5 CAUSE

         A termination of a Participant by his or her Employer shall be for "Cause" if evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that the Participant (i) willfully and continually failed to substantially perform his or her duties with his or her Employer (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company or any of its affiliates, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (A) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (B) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company or any of its affiliates. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Participant after Notice of Termination is given by the Participant shall constitute Cause.

2.6 CHANGE IN CONTROL

         A "Change in Control" shall mean the occurrence of any of the following after the Effective Date:

         (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty percent (20%) of (1) the then-outstanding shares of common stock of the Company (or any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged) (the "Shares") or (2) the combined voting power of the Company's then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

         (b) The individuals who, as of the Effective Date, are members of the board of directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the board of directors of the Company or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a "Parent Corporation") or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

         (c) The consummation of:

                  (i) A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger in which:

                  (A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

                  (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or
         (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

                  (C) no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

                  (ii) A complete liquidation or dissolution of the Company; or

                  (iii) The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.7 COMPANY

         "Company" shall mean El Paso Corporation.

2.8 EFFECTIVE DATE

         The "Effective Date" of this Plan is March 9, 2004.

2.9 EMPLOYER

         "Employer" shall mean, as to any Participant on any date, the Company or the affiliate of the Company that employs the Participant on such date.

2.10 EXECUTIVE EMPLOYEE

         All employees of the Employer employed in an Executive Salary Grade Position.

2.11 GOOD REASON

         "Good Reason" shall mean, as to any Participant, the occurrence of any of the following events or conditions following a Change in Control:

         (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in his or her reasonable judgment, represents a substantial reduction of his or her status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him or her to any of such positions, except in connection with the termination of his or her employment for Cause, Permanent Disability, as a result of his or her death, or by the Participant other than for Good Reason;

         (b) a reduction in the Participant's annual base salary;

         (c) the requirement by the Participant's Employer (without the consent of the Participant) that he or she have a principal place of employment which is outside a thirty-five (35) mile radius of his or her principal place of employment immediately prior to a Change in Control, except for reasonably required travel on the Employer's business which is not materially greater than such travel requirements prior to the Change in Control;

         (d) the failure by the Company or any of its affiliates to (i) continue in effect any material compensation or benefit plan, program or practice in which the Participant was participating immediately prior to the Change in Control, including, without limitation, the Company's 2001 Omnibus Incentive Compensation Plan, Pension Plan, Supplemental Benefits Plan and Retirement Savings Plan, with any amendments and restatements of such plans made prior to such Change in Control, or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each compensation or employee benefit plan, program and practice of the Company and its affiliates as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

         (e) any material breach by the Company of any provision of this Plan;
or

         (f) any purported termination of the Participant's employment for Cause by the Employer which does not otherwise comply with the terms of this Plan.

2.12 NOTICE OF TERMINATION

         "Notice of Termination" shall mean a notice which indicates the specific provisions in this Plan relied upon as the basis for any termination of employment and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. No purported termination of employment shall be effective without such Notice of Termination.

2.13 OPERATING COMPANIES

         Subsidiary companies of the Company designated by the Company on Appendix I of the Plan.

2.14 PARTICIPANT

         An Executive Employee who meets the eligibility requirements of Section 3.

2.15 PERMANENT DISABILITY

         A Participant shall be deemed to have become permanently disabled for purposes of this Plan if the Chief Executive Officer of the Company (or, in the case of a determination with respect to the Chief Executive Officer, the Board) finds, upon the basis of medical evidence satisfactory to him or her, that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Employer and that such disability will be permanent and continuous during the remainder of his or her life.

2.16 PLAN

         This El Paso Corporation 2004 Key Executive Severance Protection Plan.

2.17 SEVERANCE BENEFIT

         The benefit payable in accordance with Section 4 of the Plan.

                              SECTION 3 ELIGIBILITY

3.1 PARTICIPATION

         Executive Employees shall become Participants in the Plan if they are designated by the Board or Compensation Committee thereof as Participants; provided, however, that an Executive Employee who is a participant in the Company's Key Executive Severance Protection Plan or Employee Severance Protection Plan must waive participation therein (in form satisfactory to the Company) as a condition to becoming a

Participant in this Plan. Participants shall be identified on Appendix II of the Plan. The Company shall amend Appendix II from time to time as necessary to include new Participants in the Plan or remove Participants from the Plan who are no longer eligible to participate in the Plan, in each case in accordance with the terms and conditions of the Plan.

3.2 DURATION OF PARTICIPATION

         A Participant shall cease to be a Participant in the Plan if he or she ceases to be an Executive Employee at any time prior to a Change in Control (but subject to Section 4.1(b)) or if his or her employment is terminated following a Change in Control under circumstances where he or she is not entitled to a Severance Benefit under the terms of this Plan. A Participant whose termination of employment entitles him or her to payment of a Severance Benefit shall remain a Participant in the Plan until the full amount of the Severance Benefit has been paid to him or her.

                          SECTION 4 SEVERANCE BENEFITS

4.1 RIGHT TO SEVERANCE BENEFIT

         (a) A Participant shall be entitled to receive from the Company a Severance Benefit in the amount provided in Section 4.2 if (i) a Change in Control has occurred and (ii) within two years thereafter, the Participant's employment with the Employer terminates for any reason, except that notwithstanding the provisions of this Section 4.1(a), no benefits under this Plan will be payable should the Participant's termination of employment be (A) by the Employer for Cause, (B) by reason of Permanent Disability, (C) voluntarily initiated by the Participant other than for Good Reason, or (D) by reason of the Participant's death.

         (b) If (i) a Participant's employment is terminated by the Employer without Cause prior to the date of a Change in Control or (ii) an action is taken with respect to the Participant prior to the date of a Change in Control that would constitute Good Reason if taken after a Change in Control, and the Participant reasonably demonstrates that such termination or action (A) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed, such termination or action shall be deemed to have occurred after such Change in Control for purposes of the Plan, so long as such Change in Control actually occurs.

         (c) Notwithstanding any other provision of the Plan, the sale, divestiture or other disposition of an Operating Company (or part thereof) before the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control or before a Change in Control shall not be deemed to be a termination of employment of Participants employed by such Operating Company (or whose employment relates to such Operating Company, if applicable), and such Participants shall not be entitled to benefits from the Company under this Plan as a result of such sale, divestiture or other disposition. The sale, divestiture or other disposition of an Operating Company (or part thereof) after the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control or after a Change in Control shall not be deemed to be a termination of employment of Participants employed by such Operating Company (or whose employment relates to such Operating Company, if applicable), and such Participants shall not be entitled to benefits from the Company under this Plan as a result of such sale, divestiture or other disposition, in each case so long as the provisions of Section 7.2 have been satisfied.

4.2 AMOUNT OF SEVERANCE BENEFIT

         If a Participant's employment is terminated in circumstances entitling him or her to a Severance Benefit as provided in Section 4.1, such Participant shall be entitled to the following benefits:

         (a) the Company shall pay to the Participant, as severance pay and in lieu of any further salary for periods subsequent to the Termination Date (as specified in Section 5.2), in a single payment (without any discount for accelerated payment), an amount in cash equal to a formula, as described below, and based upon a multiplier, as assigned in the table below to the Participant according to the Participant's salary grade level ("Executive Grade Level"):



               Executive                    Corporate Title
Multiplier     Grade Level      (or Equivalent Position at Subsidiary Level)
----------     -----------      --------------------------------------------
3 X            XA                           President and
                                            Chief Executive Officer
2 X            XB - XE; XF                  Executive Vice President and
                                            Senior Vice President
1 X            XG - XI                      Vice President

(X) times the sum of (A) the Participant's Base Salary and (B) the Bonus Amount. The Company shall also pay to the Participant the prorated portion of the Participant's Bonus Amount for the year in which the Participant's employment is terminated;

         (b) for the period of months, as specified for each Executive Grade Level in the table below, subsequent to the Participant's termination of employment, the Company shall at its expense continue on behalf of the Participant and his or her dependents and beneficiaries, the basic life insurance, flexible spending account, medical and dental benefits which were being provided to the Participant immediately prior to the Change in Control (or, if greater, at any time thereafter). The benefits provided in this Subsection 4.2(b) shall be no less favorable to the Participant, in terms of amounts and deductibles and costs to him or her, than the coverage provided the Participant under the plans providing such benefits at the time Notice of Termination is given. The Company's obligation hereunder to provide the foregoing benefits shall terminate to the extent the Participant obtains replacement coverage under a subsequent employer's benefit plans at an equal or higher level. The Company also shall pay a lump sum equal to the amount of any additional income tax payable by the Participant and attributable to the benefits provided under this subparagraph (b) at the time such tax is imposed upon the Participant;

Number of Months of   Executive                        Corporate Title
Continued Coverage    Grade Level   (or Equivalent Position at Subsidiary Level)
------------------    -----------   --------------------------------------------
36 months             XA                      President and
                                              Chief Executive Officer
24 months             XB - XE; XF             Executive Vice President and
                                              Senior Vice President
12 months             XG - XI                 Vice President

         The amounts provided for in Section 4.2(a) shall be paid or transferred within thirty (30) days after the Participant's termination of employment (or, if Section 4.1(b) applies to the termination, then within 30 days after the Change in Control). The Participant shall not be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Participant in any subsequent employment.

                       SECTION 5 TERMINATION OF EMPLOYMENT

5.1 WRITTEN NOTICE REQUIRED

         Any purported termination of employment, either by the Employer or by the Participant, shall be communicated by written Notice of Termination to the other.

5.2 TERMINATION DATE

         In the case of the Participant's death, the Participant's Termination Date shall be his or her date of death. In all other cases, the Participant's Termination Date shall be the date specified in the Notice of Termination subject to the following:

         (a) If the Participant's employment is terminated by the Employer for Cause or due to Permanent Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Participant, provided that in the case of Permanent Disability the Participant shall not have returned to the full-time performance of his or her duties during such period of at least thirty (30) days; and

         (b) If the Participant terminates his or her employment for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Employer.

                  SECTION 6 ADDITIONAL PAYMENTS BY THE COMPANY

6.1 GROSS-UP PAYMENT

         (a) Subject only to Section 6.1(b) hereof, in the event it shall be determined that any payment or distribution of any type by the Company or any of its affiliates to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any income taxes, employment taxes and Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Payment of the Gross-Up Payment shall be made in accordance with Section 6.3.

         (b) Notwithstanding Section 6.1(a), in the event that a reduction to the Payments in respect of a Participant of 10% or less would cause no Excise Tax to be payable, the Participant will not be entitled to a Gross-Up Payment and the Payments shall be reduced (but not below zero) to the extent necessary so that the Payments shall not be subject to the Excise Tax. Unless the Participant shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the date of the Change in Control. Any notice given by the Participant pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Participant's rights and entitlements to any benefits or compensation.

6.2 DETERMINATION BY ACCOUNTANT

         All determinations required to be made under this Section 6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm retained by the Company on the date of Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the date of termination, if applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 6.3 and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

6.3 NOTIFICATION REQUIRED

         The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Participant knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

         (a) give the Company any information reasonably requested by the Company relating to such claim,

         (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

         (c) cooperate with the Company in good faith in order to effectively contest such claim, and

         (d) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant (unless otherwise prohibited by applicable law), on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

6.4 REPAYMENT

         If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 6.3, the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Section 6.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 6.3, a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof the amount of Gross-Up Payment required to be paid.

                         SECTION 7 SUCCESSORS TO COMPANY

7.1 SUCCESSORS

         This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.2 SALES OF OPERATING COMPANIES

         If a Participant's employment with his or her Employer terminates in connection with the sale, divestiture or other disposition of the stock or assets of any Operating Company (or part thereof) (a "Transaction") after the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control or after a Change in Control, such termination shall not be a termination of employment of the Participant for purposes of the Plan, and (notwithstanding the rights provided to the Participant by Section 4.1(a)) the Participant shall not be entitled to a Severance Benefit as a result of such termination of employment if (i) the Participant is offered continued employment, or continues in employment, with the divested Operating Company (or part thereof) or the purchaser of the stock or assets of the Operating Company (or part thereof), as the case may be, or one of their respective affiliates (the "Post-Transaction Employer") on terms and conditions that would not constitute Good Reason and (ii) the Company obtains an agreement from the acquiror of the stock or assets of the divested Operating Company (or part thereof), enforceable by the Participant, to provide or cause the Post-Transaction Employer to provide severance pay and benefits, if the Participant accepts the offered employment or continues in employment with the Post-Transaction Employer or its affiliates following the Transaction, (A) at least equal to the Severance Benefit and (B) payable upon a termination of the Participant's employment with the Post-Transaction Employer and its affiliates within the period described in Section 4.1(a)(ii) (or such part of it as is then remaining) for any reason other than Cause, Permanent Disability, the Participant's death or a termination by the Participant without Good Reason. For purposes of this Section 7.2, the terms Cause, Good Reason and Permanent Disability shall have the meanings ascribed to them in Sections 2.5, 2.11 and
2.15 respectively, but the term Employer as it is used in those Sections shall be deemed to refer to the entity employing the Participant after the Transaction, the term Company shall mean such employer or, if there is an ultimate parent corporation of such employer, such ultimate parent corporation, and the terms Board and Chief Executive Officer as used in those Sections shall be deemed to refer to the individuals or bodies serving those functions for such employer or, if applicable, such ultimate parent corporation.

                    SECTION 8 AMENDMENT AND PLAN TERMINATION

8.1 AMENDMENT AND TERMINATION

         Prior to a Change in Control, the Plan may be amended or modified in any respect, and may be terminated, in any such case, by resolution adopted by two-thirds of the Board; provided, however, that no such amendment, modification or termination which would adversely affect the benefits or protections hereunder of any individual who is a Participant as of the date such amendment, modification or termination is adopted shall be effective as it relates to such individual unless no Change in Control occurs within one year after such adoption, any such attempted amendment, modification or termination adopted within one year prior to a Change in Control being null and void ab initio as it relates to all such individuals who were Participants prior to such adoption (it being understood that the removal of Participants from participation in the Plan shall, for purposes of this proviso, constitute an adverse action for the Participants so removed); provided, further, however, that the Plan may not be amended, modified or terminated, (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise in connection with, or in anticipation of, a Change in Control which actually occurs, any such attempted amendment, modification or termination being null and void ab initio. Any action taken to amend, modify or terminate the Plan which is taken after the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control shall conclusively be presumed to have been taken in connection with a Change in Control. From and after the occurrence of a Change in Control, the Plan may not be amended or modified in any manner that would in any way adversely affect the benefits or protections provided hereunder to any individual who is a Participant in the Plan on the date the Change in Control occurs.

8.2 FORM OF AMENDMENT

         The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board.

                             SECTION 9 MISCELLANEOUS

9.1 INDEMNIFICATION

         If, after a Change in Control, a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Company will pay for all actual legal fees and expenses (including, without limitation, attorneys' fees, filing fees and the costs of experts) as they are incurred by such Participant.

9.2 EMPLOYMENT STATUS

         This Plan does not constitute a contract of employment or impose on any Employer any obligation to retain the Participant as an employee, to change the status of the Participant's employment as an Executive Employee, or to change any employment policies of any Employer. Without limiting the generality of the immediately preceding sentence, the Employer of a Participant may terminate the employment of the Participant at any time following a Change in Control, with or without Cause, subject to Section 5 hereof.

9.3 VALIDITY AND SEVERABILITY

         The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.4 GOVERNING LAW; CHOICE OF FORUM

         The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of Texas. A Participant shall be entitled to enforce the provisions of this Plan in any state or federal court located in the State of Texas, in addition to any other appropriate forum.

9.5 PAYMENT TO BENEFITS PROTECTION TRUST

         Notwithstanding any other provision of the Plan, the Company shall not be required to make any payment to a Participant under the terms of this Plan if such payment is otherwise made to the Participant by the Benefits Protection Trust in accordance with the provisions of said Benefits Protection Trust.

         IN WITNESS WHEREOF, the Company has caused the Plan to be effective as of the Effective Date.

                                            EL PASO CORPORATION





                                            By
                                              ----------------------------------
                                            Title:   Senior Vice President,
                                                     Human Resources



ATTEST:



By
  -----------------------------
         Corporate Secretary

                                   APPENDIX I

                          OPERATING COMPANIES UNDER THE
                               EL PASO CORPORATION
                  2004 KEY EXECUTIVE SEVERANCE PROTECTION PLAN


"Operating Companies" as defined in Section 2.13 shall include the following subsidiaries during the specified time periods.


Employer                                             Beginning                  Ending
--------                                             ---------                  ------

ANR Pipeline Company                                 03/09/2004

Colorado Interstate Gas Company                      03/09/2004

El Paso Energy Service Company                       03/09/2004

El Paso Global Networks                              03/09/2004

El Paso Merchant Energy North America                03/09/2004

El Paso Merchant Energy-Petroleum                    03/09/2004

El Paso Natural Gas Company                          03/09/2004

El Paso Power Operations Company                     03/09/2004

El Paso Production Company                           03/09/2004

Sandbar Petroleum Company                            03/09/2004

Southern Natural Gas Company                         03/09/2004

Tennessee Gas Pipeline Company                       03/09/2004



Acknowledged and Accepted this 9th day of March, 2004.


By:
         ---------------------------
         Susan B. Ortenstone
         Senior Vice President,
         Human Resources

                                   APPENDIX II

                        ELIGIBLE EMPLOYEES COVERED BY THE
                               EL PASO CORPORATION
                  2004 KEY EXECUTIVE SEVERANCE PROTECTION PLAN
                              (AS OF MARCH 9, 2004)


Executive Employees in Executive Grade Levels XA - XI as of the effective date of the Plan shall be eligible to become Participants in the Plan; provided, however, that an Executive Employee who is a participant in the Company's Key Executive Severance Protection Plan or Employee Severance Protection Plan must waive participation therein as a condition to becoming a Participant in this Plan.